Exhibit 10.27

December 23, 2003

Mr. Hans Gieskes

493 Gay Street

Westwood, MA 02090-1729

Dear Hans:

This Agreement amends the letter agreement between you and Houghton Mifflin Company (“Houghton Mifflin”) dated June 29, 2003 regarding your resignation and separation arrangements (the “Separation Agreement”).

1.                                       Houghton Mifflin will pay you a single lump sum in the amount of One Hundred and Fifty Thousand Dollars ($150,000), less taxes and other amounts that Houghton Mifflin is legally required to withhold.  If you have not signed this Agreement and returned it to Gerald T. Hughes, the Company’s Senior Vice President, Human Resources, before January 10, 2004, the Company will reduce the $150,000 amount by an additional $10,658 for each year (up to a total of three years) it maintains life insurance on your behalf prior to receiving this signed Separation Agreement.  Payment will be made within fifteen (15) business days following the date this Agreement, signed by you, is received by Houghton Mifflin.

2.                                       Houghton Mifflin will pay the cost of outplacement and career planning services to you by New Directions, to a maximum cost to Houghton Mifflin of Twenty Five Thousand Dollars ($25,000).  Payment will be made directly to New Directions following receipt of its invoice.

3.                                       Houghton Mifflin is hereby relieved of any and all obligations under paragraphs 3(e), 3(f) and 3(g) of the Separation Agreement, all of which provisions shall be without force or effect.

4.                                       Except as expressly modified herein, the Separation Agreement, and all of its remaining terms and provisions, shall continue unchanged and in full force and effect.

This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Mr. Hans Gieskes

December 23, 2003

If the terms of this letter are acceptable to you, please sign, date and return the enclosed counterpart to me, at which time this letter and the counterpart shall take effect as a legally binding agreement between you and Houghton Mifflin on the basis set forth above.  You should sign, date and retain this letter for your records.

Sincerely,

/s/ Anthony Lucki
1/12/04
Anthony Lucki
President and Chief Executive Officer

cc:  Gerald Hughes

Enclosure

Accepted and agreed

/s/ Hans Gieskes
Hans Gieskes

Date:	12/31/03